Exhibit 1.4

O PUTY REGISTRA OF COMPA IES P CANADA NUMBER ROVINCE OF BRITISH COLUMBIA 2062:51 I" Province of British Columbia Ministry of Consumer and Corporate Affairs REGISTRAR OF COMPANIES COMPANIES ACT Certificate.· of Incorporation I HEREBY CERTIFY THAT TREMINCOESOURCES LTD. HAS THIS fJAY E.EEN INCORPORATED. UNDER THE, COi'1PAtHES ACT GIVEN UNDER MY HAND AND SEAL OF OFFICE AT VICTORIA, BRITISH COLU,MBIA, 1980 L.. G. HUCK